UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (RULE 14a-101)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LIPOSCIENCE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Rule 01-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

October 27, 2014

The following updates the information under the heading “The Merger—Litigation Related to the Merger” and corrects certain information under the heading “The Merger—Golden Parachute Compensation” in the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) by LipoScience, Inc. (the “Company” or “LipoScience”) on October 20, 2014.

Litigation Update

On October 23, 2014, the plaintiff in the putative class action lawsuit captioned Carren Overby v. LipoScience, Inc. et al. described in the Proxy Statement under the heading “The Merger— Litigation Related to the Merger” voluntarily dismissed the lawsuit without prejudice. The Company, members of the Company’s board of directors, Laboratory Corporation of America Holdings (“LabCorp”) and LabCorp’s wholly-owned subsidiary Bear Acquisition Corp. (“Merger Sub”) have been named as defendants in the additional lawsuits described below that relate to the proposed acquisition (the “Merger”) of the Company by LabCorp through Merger Sub.

On October 17, 2014, a purported stockholder of the Company filed a putative class action lawsuit against the Company, members of the Company’s board of directors, LabCorp and Merger Sub in the Delaware Court of Chancery captioned Gautam Patel v. LipoScience, Inc. et al., Case No. 10252. The plaintiff alleges claims against (i) the members of the Company’s board of directors for breach of fiduciary duties in connection with their approval of the merger agreement and the dissemination of allegedly incomplete or misleading information about the Merger to the Company’s stockholders, and (ii) the Company, LabCorp and Merger Sub for aiding and abetting the alleged breach of fiduciary duties by the members of the Company’s board of directors. The plaintiff seeks, among other things, injunctive relief enjoining the merger.

On October 22, 2014, a purported stockholder of the Company filed a putative class action lawsuit against the Company, members of the Company’s board of directors, LabCorp and Merger Sub in the Delaware Court of Chancery captioned Stephen Bushansky v. LipoScience, Inc. et al., Case No. 10267. The plaintiff alleges claims against (i) the members of the Company’s board of directors for breach of fiduciary duties in connection with their approval of the merger agreement and the dissemination of allegedly incomplete or misleading information about the Merger to the Company’s stockholders, and (ii) the Company, LabCorp and Merger Sub for aiding and abetting the alleged breach of fiduciary duties by the members of the Company’s board of directors. The plaintiff seeks, among other things, injunctive relief enjoining the merger.

On October 22, 2014, a purported stockholder of the Company filed a putative class action lawsuit against the Company, members of the Company’s board of directors, LabCorp and Merger Sub in the Delaware Court of Chancery captioned Faith Rash v. LipoScience, Inc. et al., Case No. 10273. The plaintiff alleges claims against (i) the members of the Company’s board of directors for breach of fiduciary duties in connection with their approval of the merger agreement and the dissemination of allegedly incomplete or misleading information about the Merger to the Company’s stockholders, and (ii) LabCorp and Merger Sub for aiding and abetting the alleged breach of fiduciary duties by the members of the Company’s board of directors. The plaintiff seeks, among other things, injunctive relief enjoining the merger.

Additional lawsuits may be filed against the Company, LabCorp, Merger Sub and their respective directors and officers alleging similar or additional claims. The outcome of the putative class action lawsuits described above or any other lawsuit that may be brought challenging the merger is uncertain. An adverse judgment for monetary damages could have an adverse effect on the operations and liquidity of the Company. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger. The Company believes that the claims asserted in the lawsuits described above are without merit.

Golden Parachute Compensation Correction

In the Proxy Statement under the heading “The Merger—Golden Parachute Compensation,” the estimated amounts that will be payable under the Senior Leadership Team Annual Incentive Compensation Plan (the “SLT Annual Incentive Plan”) as a result of the early payout of awards in connection with the Merger, assuming the achievement of all applicable performance goals at the target level, were overstated for Howard B. Doran and Lucy G. Martindale by $96,800 and $38,160, respectively. Therefore, such estimated amounts payable under the SLT Annual Incentive Plan are $193,600 for Mr. Doran and $101,760 for Ms. Martindale.

Additional Information about the Acquisition

This communication may be deemed to be a solicitation of proxies in respect of the proposed acquisition of LipoScience by LabCorp described in the Proxy Statement filed by LipoScience on October 20, 2014. Investors and stockholders of LipoScience are urged to read the Proxy Statement filed by LipoScience on October 20, 2014 and other relevant materials filed with the SEC because they contain important information about the proposed acquisition. The Proxy Statement was mailed to LipoScience stockholders on or about October 22, 2014. Investors and stockholders may obtain a free copy of the Proxy Statement and other documents filed by LipoScience at the SEC’s website, www.sec.gov. In addition, the Proxy Statement and other relevant documents can also be obtained by investors and stockholders free of charge at LipoScience’s website, www.liposcience.com, or from LipoScience upon written request to its Corporate Secretary at 2500 Sumner Boulevard, Raleigh, NC 27616.

LabCorp, LipoScience and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from stockholders of LipoScience in connection with the proposed acquisition. Information about LabCorp’s directors and executive officers may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on April 4, 2014. Information about LipoScience’s directors and executive officers may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on April 29, 2014. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the acquisition is included in the Proxy Statement filed by LipoScience on October 20, 2014.

Forward-Looking Statements

Investors are cautioned that statements in this communication that are not strictly historical statements constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of LabCorp and LipoScience that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. These risks and uncertainties include, among others, the risk that LipoScience stockholder approval may not be obtained; competing offers may be made; changes may occur in either company’s businesses during the period between now and the anticipated closing; the transaction may not close within the expected timeframe or at all; the transaction may not achieve the anticipated strategic benefits; customers, suppliers, employees or strategic partners may have adverse reactions to the proposed transaction; and the integration of LipoScience into LabCorp’s business subsequent to the closing of the transaction may not be successful; as well as other factors detailed in LabCorp’s and LipoScience’s filings with the SEC, including LabCorp’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent SEC filings, and LipoScience’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent SEC filings.